Media contact:   Michael Drabenstott    Company contact:  Kristen VanZandt
                 swb&r                                    Nazareth National Bank
                 (610) 866-0611                           (610) 861-7994
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             Nazareth National Bank launches multi-community office
                                 expansion plan
                     with new location at Routes 33 and 248

NAZARETH, Pa. (Feb. 10, 2003) -- With the construction of a new community office near the junction of Routes 33 and 248, Nazareth National Bank is embarking on a long-term, multi-office expansion plan that company officials expect will lead to significant market share growth in the Lehigh Valley.
         The community office in the Northampton Crossing Shopping Center - home to high-traffic retail anchors such as Wal*Mart, Sam's Club and Kohl's, and adjacent to a new Wegman's supermarket - replaces a group of four automated teller machines that Nazareth National Bank operated there since December 1995.
         The new site will be open seven days a week, making it the first full service Nazareth National Bank location other than supermarket offices to serve customers on Sunday. Expected to open in late spring 2003, it is the first of a new prototype of stand-alone community offices planned to be opened by the financial institution.
         "This community office is the first of several that we expect to open in the next two years to expand our market share in Northampton and Lehigh Counties," said Scott V. Fainor, president and chief executive officer. "In the Nazareth tradition, we will provide the personal service of a community bank with the convenience and product offerings of a larger bank."
         The 2,500-square-foot, one-story building will feature three bays for drive-up banking or ATM service. Inside, two personal computers with internet access will be available to check account status, access financial information or assist customers.
         During the last five years, the intersection of Routes 33 and 248 has witnessed dramatic retail and commercial development, making the area ideal for a Nazareth National Bank office. In fact, Route 33 south of the Route 248 intersection has the 10th highest traffic daily estimated count (38,900) in Lehigh and Northampton counties, according to the Lehigh Valley Planning Commission and PennDOT.
         "The Route 33 corridor is one of the fastest growing areas of the Lehigh Valley," Fainor said. "We want to be where people work, shop and live so we can be a convenient part of their everyday lives."

About Nazareth National Bank
A member of the First Colonial Group, Inc. (NASDAQ: FTCG), Nazareth National Bank provides a wide variety of personal, business and trust & wealth management services to individuals, businesses and institutions. With assets of $611 million as of Dec. 31, 2002, Nazareth National Bank operates 17 community offices in the counties of Northampton (9), Monroe (5) and Lehigh (3). The bank, headquartered in Nazareth, Pa., has been in continuous operation since June 25, 1897.

"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995 The information contained in the Press Release and other financial reports may contain forward looking statements (such as defined in the Securities Exchange Act of 1934 and the regulations thereof), including without limitation, statements as to the future loan and deposit volumes, future expansion plans, allowance and provision for possible loan losses, future interest rates and their effect on the Company's financial conditions or the results of operations, the classification of the Company's investment portfolio, statements as to litigation and the amount of reserves, statements as to trends and other statements which are not historical facts or as to the Company's, the Bank's or management's intentions, plans, beliefs, expectations or opinions. Such forward looking statements are subject to risks and uncertainties, and may be affected by various factors which may cause actual results to differ materially from those in the forward looking statements including, without limitation, the effect of economic conditions and related uncertainties, the effect of interest rates on the Company and the Bank, Federal and state government regulation, competition, changes in accounting standards and policies, results of litigation, and other risks. These and other risks, uncertainties and other factors are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Report on form 10-Q and other filings with the Securities and Exchange Commission, copies of which may be obtained from the Company upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.





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